UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________
Form 8-K
___________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 16, 2019
Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(Commission File No.)	(IRS Employer identification number)

1999 Bryan Street, Suite 1200, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 16, 2019, Jacobs Engineering Group Inc. (the “Company”) held its annual meeting of shareholders, at which the following items were voted upon:

Proposal No. 1: Election of Directors

Each director was elected to serve for a one-year term expiring at the 2020 annual meeting of shareholders.

Nominee	For	Against	Abstain
Joseph R. Bronson	103,778,978	2,413,488	130,081
Juan José Suárez Coppel	105,596,918	518,463	207,166
Robert C. Davidson, Jr.	103,870,774	2,324,719	127,054
Steven J. Demetriou	104,506,570	1,713,828	102,149
General Ralph E. Eberhart	105,607,907	510,499	204,141
Dawne S. Hickton	105,797,386	318,523	206,638
Linda Fayne Levinson	104,491,943	1,728,239	102,365
Robert A. McNamara	105,579,260	535,559	207,728
Peter J. Robertson	105,668,654	444,488	209,405
Christopher M.T. Thompson	105,788,434	324,385	209,728
Barry L. Williams	105,757,670	356,111	208,766

There were 15,325,312 broker non-votes in the election of directors
Proposal No. 2: Advisory Vote to Approve the Company’s Executive Compensation

For	Against	Abstain
103,673,607	2,457,798	191,142

There were 15,325,312 broker non-votes on the proposal.

Proposal No. 3: Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending September 27, 2019

For	Against	Abstain
119,404,332	2,094,897	148,630

There were no broker non-votes on the proposal.

Item 8.01    Other Events.

Appointment of Lead Director
On January 16, 2019, the Board of Directors (the “Board”) of the Company approved, effective January 17, 2019, the appointment of Christopher M.T. Thompson as its lead independent director replacing Linda Fayne Levinson following the expiration of her term as lead independent director on January 16, 2019.

Authorization of Share Repurchase Program
On January 17, 2019, the Board authorized an incremental $1 billion share repurchase program. The duration of the new share repurchase program is three years. The exact number of shares, the timing of such purchases and the price and terms at and on which such purchases are made will be determined from time to time at the discretion of the Company and there can be no assurance of repurchases, as they depend upon a variety of factors including changes in market conditions and economic circumstances, availability of investment opportunities, uncertainties relating to the availability and costs of our financing needs in the future, currency fluctuations, the market price of the Company’s common stock and the suspension or discontinuation of the share repurchase program, among others.

Dividend
On January 17, 2019, the Board declared a quarterly cash dividend payable to shareholders in the amount of $0.17 per share of the Company’s common stock. This represents a 13% increase in the quarterly dividend. This dividend will be paid on March 15, 2019 to shareholders of record as of the close of business on February 15, 2019. Future dividend payments are subject to review and approval by the Board.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacobs Engineering Group Inc.

Date: January 17, 2019	By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President and Chief Financial Officer